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                                                                      EXHIBIT 11

                              CKE RESTAURANTS, INC.
                        CALCULATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)

                                                                     Sixteen Weeks Ended
                                                                 ---------------------------
                                                                   May 19,         May 20,
                                                                    1997            1996
                                                                 -----------     -----------
PRIMARY EARNINGS PER SHARE
   Net income                                                    $    10,586     $     5,333
                                                                 ===========     ===========
   Weighted average number of common shares outstanding
      during the period                                               33,317          27,857
   Incremental common shares attributable to
      exercise of outstanding options                                    886             566
                                                                 -----------     -----------
        Total shares                                                  34,203          28,423
                                                                 ===========     ===========
             Primary earnings per share                          $       .31     $       .19
                                                                 ===========     ===========

FULLY DILUTED EARNINGS PER SHARE
   Net income                                                    $    10,586     $     5,333
                                                                 ===========     ===========
   Weighted average number of common shares outstanding
      during the period                                               33,317          27,857
   Incremental common shares attributable to
      exercise of outstanding options                                    983             807
                                                                 -----------     -----------
        Total shares                                                  34,300          28,664
                                                                 ===========     ===========
             Fully diluted earnings per share                    $       .31     $       .19
                                                                 ===========     ===========



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